UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 20, 2015
 Landmark Apartment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 237-1335
Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

                This Current Report on Form 8-K/A, which amends and replaces in its entirety the Current Report on Form 8-K filed by Landmark Apartment Trust, Inc. on November 23, 2015 (the “Original Filing”), is being filed to correct typographical errors in Item 3.02 of the Original Filing relating to the number of shares of common stock issued to certain of the limited partners of Landmark Apartment Trust Holdings, LP, the dates the shares of common stock were issued and the number of shares of common stock outstanding after giving effect to the issuance, and to correct a typographical error in the date of the Original Filing.  The full text of Item 3.02 of the Original Filing, as amended to address the typographical errors, has been reproduced below.
Item 3.02 - Unregistered Sales of Equity Securities.
Between November 20 and November 23, 2015, Landmark Apartment Trust, Inc. (the "Company") issued a total of 7,041,124 shares of its common stock, par value $0.01 per share, to certain of the limited partners of Landmark Apartment Trust Holdings, LP (the "Operating Partnership"). The shares of common stock were issued in connection with such limited partners’ redemption of a total of 7,041,124 limited partnership interests in the Operating Partnership pursuant to the terms of the Operating Partnership's limited partnership agreement, as amended. The 7,041,124 shares of common stock delivered to such investors were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D. After giving effect to the foregoing redemptions, the Company had 37,224,488 shares of common stock outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 23, 2015	Landmark Apartment Trust, Inc.

	By:	/s/ Anthony E. Szydlowski
	Name:	Anthony E. Szydlowski
	Title:	EVP, General Counsel and Secretary